                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                     UNICOMP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  UNICOMP INC.

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 29, 1997

To the Stockholders of UniComp, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of UniComp, Inc. (the "Company") will be held at the offices of the Company at 1850 Parkway Place, Suite 925, Marietta, Georgia 30067, on August 29, 1997, at 3:00 P.M., Eastern Standard Time, for the following purposes:

    1. To elect the Directors of the Company to hold office for a term of one year or until their successors are duly elected and qualified;

    2.  To approve the adoption of the 1996 Director Incentive Plan;

    3. To approve an amendment to the Company's Long-Term Incentive Plan to increase the number of shares available under such plan; and

    4. To transact such other business as may properly come before the Meeting and any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on June 20, 1997 as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting. Only holders of the Company's Common Stock at the close of business on the record date will be entitled to vote at the Meeting.

    Please sign, date, and return your Proxy in the enclosed envelope so that your shares may be voted at the Meeting. If the shares are held in more than one name, all holders of record must sign. If you plan to attend the Meeting, please notify me so that identification can be prepared for you. Thank you for your interest and consideration.

                                          By Order of the Board of Directors,


                                          Mary Ann Culpepper,
                                          Corporate Secretary

STOCKHOLDERS ARE URGED TO COMPLETE AND EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED WHEN MAILED IN THE UNITED STATES. YOUR ATTENDANCE AT THE MEETING IS URGED. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND EXECUTE THE ENCLOSED PROXY. SUCH ACTION WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU CHOOSE TO ATTEND THE MEETING.

*   Approximate date of mailing to Stockholders: July 7, 1997

                                 UNICOMP, INC.

                                 1850 Parkway Place
                                    Suite 925
                               Marietta, Georgia 30067

                                PROXY STATEMENT
                                ---------------

                      FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On August 29, 1997
                      ---------------------------------------

This Proxy Statement is furnished to the holders of the $.01 par value common stock (the "Stockholders" and "Common Stock", respectively) of UniComp, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at its Annual Meeting of Stockholders to be held on August 29, 1997 (the "Meeting") or any adjournment thereof. The Meeting will be held at the offices of the Company at 1850 Parkway Place, Suite 925, Marietta, Georgia 30067, at 3:00 P.M, Eastern Standard Time. It is anticipated that this Proxy Statement will be mailed to Stockholders beginning on or about July 7, 1997.


                               VOTING OF PROXIES

Proxies shall be voted in accordance with the directions of the Stockholders and will be voted by Stephen A. Hafer, Chief Executive Officer of the Company. Unless otherwise directed, proxies will be voted FOR the persons named below as management's nominees for Directors of the Company, FOR the approval of the 1996 Director Incentive Plan, and FOR the approval and amendment to the Long-Term Incentive Plan. The Board of Directors knows of no other matter or motion to be presented at the Meeting. If, however, any other matter or motion should properly be presented at the Meeting upon which a vote may be taken, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment, including any matter or motion dealing with the conduct of the Meeting.

Any Shareholder giving a Proxy to the Company may revoke it at any time before it is exercised by: (1) delivering written notice of revocation to Mary Ann Culpepper, Corporate Secretary, UniComp, Inc., 1850 Parkway Place, Suite 925, Marietta, Georgia, 30067; (2) executing and delivering a duly executed Proxy bearing a later date; or (3) appearing at the Meeting and voting in person.

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. Employees of the Company may solicit proxies by further mailing, telephone, telegraph, facsimile machine or personal conversation. No special compensation will be paid to such persons for these tasks.

The Company may reimburse brokerage firms, other custodians, nominees, fiduciaries and others for their out-of-pocket expenses in forwarding solicitation material to the beneficial owners of the stock entitled to be voted at the Meeting.

                                 REQUIRED VOTE

Only holders of record of shares of the Company's Common Stock as of the close of business on June 20, 1997 (the "Record Date") will be entitled to notice of and to vote at the Meeting. At such date, there were 6,876,274 shares of the Company's Common Stock outstanding, each of which entitles the holder thereof to one vote on all matters which may come before the Meeting.

The Company's By-Laws provide that voting by the holders of a majority of the issued and outstanding shares of the Company entitled to vote, represented in person or by Proxy, constitutes a quorum at any Stockholders' meeting. The affirmative vote of a majority of a quorum of Stockholders is required for approval of all items being submitted to the Stockholders for their consideration, except for the election of Directors, which is determined by a simple plurality of votes cast. Each Stockholder is entitled to one vote for each share held on the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. Abstentions will be included in tabulations of the votes cast for purposes of determining whether a proposal has been approved. Broker non-votes will not be counted for purposes of determining the number of votes cast for a proposal. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Corporate Secretary of the Company, by delivering a later Proxy, or by voting in person at the meeting. Present management, which beneficially holds 24.6% of the aggregate of the Common Stock, has indicated its intention to vote FOR all Directors and proposals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders and Management

The following table sets forth, as of June 20, 1997, certain information regarding the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) the Company's Chief Executive Officer; (iii) each Director and Executive Officer of the Company; and (iv) all Directors and Executive Officers of the Company as a group. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown. Pursuant to the rules of the Securities and Exchange Commission (the "Commission"), in calculating percentage ownership, each person is deemed to beneficially own shares that such person is entitled to purchase pursuant to options exercisable within 60 days of this Proxy, but options owned by others (even if exercisable within 60 days) are deemed not to be outstanding shares.

                                                                                                     PERCENT
Names and Addresses of                 Shares             Percent Beneficially
Beneficial Owner                 Beneficially Owned (1)         Owned
----------------                 ----------------------        -------
Stephen A. Hafer (2)                   1,314,550                18.8%
2133 Wood Glenn Lane
Marietta, Georgia 30067

J.Patrick Henry                          195,000                 2.8%
111 Montgomery Ferry Drive
Atlanta, Georgia 30309

B.Michael Wilson (3)                     169,688                 2.4%
RR2 Box 231
Murphy, North Carolina 28906

L.Allen Plunk (4)                         16,666                    *
1840 Settindown Drive
Roswell, Georgia 30075

Thomas Zimmerer (5)                       10,700                    *
Box 70700
East Tennessee State University
Johnson City, Tennessee 37614

Nelson J. Millar (5)                       7,200                    *
81 Raven Hill Park
Belfast, Northern Ireland BT60DG

All Directors and Executive Officers     1,713,804               24.6%
as a group (6 persons)

Fidelity Management & Research Company    489,500                 7.1%
(Fidelity)(6)
82 Devonshire Street
Boston, Massachusetts 01209

------------------------

*   Less than 1%

(1) Each individual has sole voting and investment power with respect to these shares, except as noted below.

(2) Includes 289,000 shares held by Arccom Technologies, Inc., of which Mr. Hafer is President and sole shareholder; 400,000 shares held by Arccom Commercial Lending, Inc., of which Mr. Hafer is Chairman of the Board and a majority shareholder; 20,000 shares held by Foutz & Associates, Inc., a company owned by Marta Hafer, Mr. Hafer's spouse; 20,000 shares held by Marta Hafer; and 500 shares owned by Shawn Hafer, Mr. Hafer's son. Also includes 75,000 shares subject to options exercisable within 60 days of June 20, 1997.

(3) Includes 13,878 shares held by Mr. Wilson's children.

(4) Includes 16,666 shares subject to options exercisable within 60 days of June 20, 1997.

(5) Includes 5,000 shares subject to options exercisable within 60 days of June 20, 1997.

(6) Of the shares reported, Fidelity has sole voting power for 41,600 of the shares, shared voting power for none of the shares, and sole investment power for all of the shares.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

General

At the Meeting, the Stockholders will elect the Directors of the Company. Each Director will hold office until the next Annual Meeting or until his successor is elected and qualified. Cumulative voting is not permitted in the election of Directors. IN THE ABSENCE OF INSTRUCTION TO THE CONTRARY, THE PERSON NAMED IN THE ACCOMPANYING PROXY WILL VOTE FOR THE PERSONS NAMED BELOW AS THE NOMINEES FOR DIRECTORS OF THE COMPANY. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the persons named in the Proxy intend to cast votes for the election in his stead of such other person or persons as management of the Company may recommend.

The Board of Directors recommends that the Stockholders vote FOR all of the nominees for election to the Board of Directors listed below.

Nominees for Directors

The nominees for election to the Board of Directors of the Company are considered and recommended by the Nominating Committee of the Board of Directors (see "Committees of the Board of Directors"). The Board of Directors considers the recommendations of the Nominating Committee and recommends the nominees to the Stockholders.

The following information is set forth with respect of the nominees for Directors to be elected at the Meeting:

                     Name                       Age
                     ----                       ---

                     Stephen A. Hafer           48

                     J. Patrick Henry           44

                     Nelson J. Millar           60

                     B. Michael Wilson          41

                     Thomas Zimmerer.           56

    Stephen A. Hafer. Mr. Hafer currently serves as the Company's Chairman of the Board, President and Chief Executive Officer, positions he has held since January 1993. From July 1990 to January 1993, Mr. Hafer was the Company's Chief Financial Officer. Mr. Hafer has been Chairman of the Board of Arccom Commercial Lending, Inc., an asset-based lending company, since November 1994 and President since September 1995. He has served as Treasurer of Foutz & Associates, a public relations company, since 1981 and as President and Chairman of Arccom Technologies, Inc., an investment holding company, since 1990. Mr. Hafer holds a B.S. in Accounting from Florida State University.

    J. Patrick Henry. Mr. Henry has been President of Unibol, Inc., which controls the Company's North and South American UNIBOL operations, since January 1992 and a Director of the Company since 1992. Mr. Henry first joined the Company in March 1991 as Vice President of Sales with seven years of data processing experience as a Marketing Manager at Burroughs Corporation. Mr. Henry holds a B.S. in Industrial Management from Georgia Institute of Technology and an M.B.A. in Finance from Georgia State University.

    Nelson J. Millar. Mr. Millar has been a Director of the Company since November 1994. Mr. Millar has been the President and owner of Trafalgar Management Consultants in Belfast, Northern Ireland since 1993. From September 1992 to May 1993, Mr. Millar acted as the Managing Director of the ICS Computing Group Limited, the group of companies that the Company acquired in May 1993. From 1976 to 1993, Mr. Millar was the Managing Director of CMI Limited, the systems integration subsidiary of ICS Computing Group Limited. Mr. Millar holds a Higher National Diploma in Business Studies from Queens University in Belfast, Northern Ireland, and is a member of the British Computer Society and Fellow of the Institute of Directors.

    B. Michael Wilson. Mr. Wilson has been President of Smoky Mountain Technologies, Inc. since October 1993, and a Director of the Company since January 1997. Mr. Wilson previously founded Lighthouse Technologies, Inc. in March 1992, which he merged into Smoky Mountain in October 1993. Mr. Wilson was manager of Research and Development for SK Technologies Corporation from 1989 to 1992.

    Thomas Zimmer. Dr. Zimmerer has been a Director of the Company since May 1994. Dr. Zimmerer holds the Allen and Ruth Harris Chair of Excellence in Business and has served as Professor of Management, at East Tennessee State University since 1993. Dr. Zimmerer co-founded Clemson University's Emerging Technology and Marketing Center and has co-authored eight books and over 90 articles and professional papers. In addition, he has served as a consultant to over 75 United States and foreign corporations. Dr. Zimmerer holds a B.S.B.A. in Management and Economics from the American University in Washington, D.C., an M.S. in Economics from Louisiana State University and a Ph.D. in Management from the University of Arkansas.

Committees of the Board of Directors

During the fiscal year ended February 28, 1997, the Company's Board of Directors met six (6) times. Each incumbent Director was in attendance at each of these meetings. The Company's Board of Directors has established a Compensation Committee, consisting of all members of the Board, and an Audit and Nominating Committee, consisting of Mr. Millar, Dr. Zimmerer and Mr. Hafer.

The Compensation Committee establishes the Company's general compensation policies and specific compensation levels for executive officers. The Compensation Committee also administers the Long-Term Incentive Plan. The Compensation Committee met two (2) times during the fiscal year ended February 28, 1997. Each incumbent member was in attendance at the meetings.

The Audit and Nominating Committee recommends the appointment of the Company's independent auditors and reviews the Company's corporate accounting and reporting practices, internal accounting controls, audit plans and results, investment policies and financial results. The Audit and Nominating Committee also makes recommendations to the Board of Directors concerning candidates for election as Directors. The Audit and Nominating Committee will consider candidates for the Board recommended by Stockholders if such recommendations are delivered to the Company no later than: (a) with respect to an election to be held at an annual meeting of Stockholders, ninety days in advance of such meeting; and (b) with respect to an election to be held at a special meeting of Stockholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given. Each such recommendation shall set forth: (a) the name and address of the Shareholder who intends to make the nomination and the person or persons to be nominated; (b) a representation that the Shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by Proxy at the meeting to nominate the person or persons specified in the recommendation; (c) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the Shareholder; (d) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a Proxy Statement filed pursuant to the proxy rules of the Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Company if so elected. The Audit and Nominating Committee met one (1) time during the fiscal year ended February 28, 1997. Each incumbent member of the Committee was in attendance at the meeting.


                      COMPENSATION PLANS AND ARRANGEMENTS

Compensation of Directors

Nonemployee Directors are reimbursed for all out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees thereof. Nonemployee Directors are also eligible to participate in the Company's 1996 Director Incentive Plan (see "Proposal 2, Approval of the 1996 Director Incentive Plan"). Under the 1996 Director Incentive Plan, each nonemployee Director will receive an option to purchase up to 10,000 shares of Common Stock upon his or her initial appointment or election to the Board of Directors and an option to purchase 5,000 shares of Common Stock on March 1 of each year, beginning on March 1, 1997 and ending on March 1, 2005. The exercise price of options granted to nonemployee Directors is 100% of the fair market value of the Common Stock on the day before the date of grant. All such options are immediately exercisable on their date of grant. During fiscal year 1997, none of the Directors exercised options under the 1996 Director Incentive Plan.

Compensation of Executive Officers

The following table sets forth certain information regarding compensation of the Company's Chief Executive Officer and other Executive Officers who received total compensation in excess of $100,000 during fiscal years ended February 28, 1995, February 29, 1996 and February 28, 1997.

                              Summary Compensation Table

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                                                               SECURITIES
                                                                                               UNDERLYING
                                                          FISCAL       ANNUAL      ANNUAL        OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION                                YEAR        SALARY       BONUS        GRANTED     COMPENSATION
------------------------------------------------------  -----------  ----------  -----------  -------------  -------------
Stephen A. Hafer                                              1997   $  110,000   $       0             0     $         0
President and Chief Executive Officer                         1996      100,000           0       150,000               0
                                                              1995       63,000           0             0        12,000(1)
B. Michael Wilson (2)                                         1997   $  100,000   $       0        50,000     $ 38,000 (3)
President of Smoky Mountain Technologies, Inc.

------------------------

(1) Mr. Hafer received $1,000 per month as a Director of the Company for fiscal years 1994 and 1995.

(2) Mr. Wilson joined the Company in April, 1996 and for this reason compensation data is not included for fiscal years 1995 and 1996.

(3) Mr. Wilson received a car allowance of $1,000 per month for fiscal year 1997 and an additional one time payment of $26,000.

Stock Option/SAR Grants in Last Fiscal Year

The following table sets forth certain information regarding options for Common Stock granted to Executive Officers during the fiscal year ended February 28, 1997. The table includes the potential realizable value which would exist based on assumed annual compounded rates of Common Stock price appreciation of five and ten percent over the full term of the options. No stock appreciation rights ("SARs") were granted in fiscal year 1997.

                        Options/SAR Grants in Last Fiscal Year

                                                                    INDIVIDUAL GRANTS
                                                  ------------------------------------------------------
                                                                                                          POTENTIAL REALIZABLE
                                                                                                                  VALUE
                                                                                                           AT ASSUMED RATES OF
                                                                                                                  STOCK
                                                   NUMBER OF     PERCENT OF                                PRICE APPRECIATION
                                                  SECURITIES    TOTAL OPTIONS                                      FOR
                                                  UNDERLYING     GRANTED TO      EXERCISE                      OPTION TERM
                                                    OPTIONS     EMPLOYEES IN     PRICE PER   EXPIRATION   ---------------------
NAME                                              GRANTED (1)    FISCAL YEAR       SHARE        DATE         5%         10%
------------------------------------------------  -----------  ---------------  -----------  -----------  ---------  ----------
Stephen A. Hafer................................           0            0.0%           n/a          n/a         n/a         n/a
B. Michael Wilson...............................      50,000           19.2%     $    6.00      10/5/99   $  50,000  $  107,000
L. Allen Plunk..................................      50,000           19.2%     $    6.00      10/5/99   $  50,000  $  107,000

------------------------

(1) These options were granted on August 19, 1996.

Stock Option Values

The following table sets forth, as of February 28, 1997, certain information regarding options held by the Company's Chief Executive Officer and other Executive Officers. As of that date, no stock options had been exercised by the Executive Officers.


                                             1997 Fiscal Year-End Option Values

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                                                            OPTIONS AT FISCAL YEAR-END     FISCAL YEAR-END (1)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  -----------  -------------
Stephen A. Hafer..........................................      75,000        75,000     $ 249,000    $   249,000
J. Patrick Henry..........................................      25,000        25,000        83,000         83,000
B. Michael Wilson.........................................      16,666        33,334        10,500         21,000
L. Allen Plunk............................................      16,666        33,334        10,500         21,000

------------------------

(1) Represents the closing sale price of the Common Stock on February 28, 1997 of $6.63 per share, minus the per share exercise price of the options multiplied by the number of shares issuable upon exercise of the options.

Long-Term Incentive Plan

In 1993, the Company adopted the LTI Plan to assist the Company in securing and retaining key employees and consultants. The LTI Plan authorizes grants of incentive stock options, nonqualified stock options, stock appreciation rights ("SARs"), restricted stock, performance shares and dividend equivalents to officers and key employees of the Company and outside consultants to the Company. The Company has reserved 1,200,000 shares of Common Stock for grants under the LTI Plan. Management has proposed to increase the number of shares available to be granted under the LTI Plan and to extend the expiration date of such plan (see "Proposal 3, Approval of the Amendment to the Long-Term Incentive Plan").

The LTI Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines the total number and types of awards granted in any year, the number and selection of employees or consultants to receive awards, the number and type of awards granted to each grantee and the other terms and provisions of the awards, subject to the limitations set forth in the LTI Plan.

Stock Option Grants. The Compensation Committee has the authority to select employees who are subject to the provisions of Section 16 of the Exchange Act who are to receive options under the LTI Plan and to specify the terms and conditions of each option so granted (incentive or nonqualified), the exercise price (which must be at least equal to the fair market value of the Common Stock on the date of grant with respect to incentive stock options), the vesting provisions and the option term. The Company's Chief Executive Officer has similar authority with respect to employees who are not subject to the provisions of Section 16 of the Exchange Act. Unless otherwise provided in the option grant, options granted under the LTI Plan expire ten years from the date of grant or, if earlier, 30 days after the optionee's termination of service with the Company, other than by reason of death or disability, 12 months after the optionee's disability or 15 months after the optionee's death. The LTI Plan provides for the grant of both Incentive Stock Options (the "ISO") and Non-Qualified Stock Options (the "NQSO"). An optionee will not be treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise will be an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that that common stock is either transferable or subject to a substantial risk of forfeiture under Section 83 of the Internal Revenue Code. If at the time of exercise, the common stock is both non-transferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the common stock (determined at the time the common stock becomes either transferable or not subject to a substantial risk of forfeiture) is a tax preference item in the year in which the common stock becomes either transferable or not subject to a substantial risk of forfeiture. If common stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such common stock is transferred to the optionee, any gain or loss resulting from its disposition will be treated as a long-term capital gain or loss. If such common stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" will occur. If a disqualifying disposition occurs, the optionee will realize ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price, or the selling price of the common stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, will be taxed as capital gain. In the event an optionee exercises an ISO using common stock acquired by a previous exercise of an ISO, unless the stock exchange occurs after the required holding periods, such exchange shall be deemed a disqualifying disposition of the stock exchanged. The Company will not be entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the common stock received, except that in the event of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income realized by the optionee. No taxable income will be realized by an optionee upon the grant of an NQSO, nor is the Company entitled to a tax deduction by reason of such grant. Upon the exercise of an NQSO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price and the Company will be entitled to a corresponding tax deduction, provided that the Company deducts and withholds applicable taxes from the amounts paid to the optionee. Upon a subsequent sale or other disposition of common stock acquired through exercise of an NQSO, the optionee will realize short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee will have no tax consequence to the Company. As of June 20, 1997, options to purchase 832,336 shares of Common Stock were outstanding under the LTI Plan, options to purchase 297,664 shares of Common Stock had been exercised, and 70,000 shares of Common Stock remained available for grant under the LTI Plan.

    Stock Appreciation Rights. The Compensation Committee may grant SARs separately or in tandem with a stock option award. A SAR is an incentive award that permits the holder to receive (per share covered thereby) an amount equal to the amount by which the fair market value of a share of Common Stock on the date of exercise exceeds the fair market value of such share on the date the SAR was granted. Under the LTI Plan, the Company may pay such amount in cash, in Common Stock or in a combination of both. Unless otherwise provided by the Compensation Committee at the time of grant, the provisions of the LTI Plan relating to the termination of employment of a holder of a stock option will apply equally, to the extent applicable, to the holder of a SAR. A SAR granted in tandem with a related option will generally have the same terms and provisions as the related option with respect to exercisability. A SAR granted separately will have such terms as the Compensation Committee may determine, subject to the provisions of the LTI Plan. A recipient who receives an SAR award is not subject to tax at the time of the grant and the Company is not entitled to a tax deduction by reason of such grant. At the time such award is exercised, the recipient must include in income the appreciation inherent in the SARs (i.e., the difference between the fair market value of the common stock on the date of grant and the fair market value of the common stock on the date the SAR is exercised). The Company is entitled to a corresponding tax deduction in the amount equal to the income includable by the recipient in the year in which the recipient recognizes taxable income with respect to the SAR, provided that it withholds taxes on the amount recognized upon exercise of the SARs. As of June 20, 1997, no SARs had been granted under the LTI Plan.

Restricted Stock Awards. The Compensation Committee is authorized under the LTI Plan to issue shares of restricted Common Stock to eligible participants on such terms and conditions and subject to such restrictions, if any, as the Compensation Committee may determine. A recipient of a Restrictive Stock Award will recognize ordinary income equal to the fair market value of the common stock ("Restricted Stock") at the time the restrictions lapse. The Company is entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the restrictions lapse, provided that the Company withholds applicable taxes. Instead of postponing income taxes of a Restrictive Stock Award, the recipient may elect to include the fair market value of the common stock in income in the year the award is granted. This election is made under Section 83(b) of the Internal Revenue Code. This Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the recipient files his or her Federal income tax return. The notice must be filed within 30 days of the date of grant and must meet certain technical requirements. The tax treatment of the subsequent disposition of Restricted Stock will depend upon whether the recipient has made a Section 83(b) election to include the value of the common stock in income when awarded. If the recipient makes a Section 83(b) election, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date of the grant. Such capital gain or loss will be a long-term or short-term capital gain or loss depending upon the period the Restricted Common Stock is held. If no Section 83(b) election is made, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the common stock and the fair market value of the common stock on the date the restriction lapsed. Again, such capital gain or loss will be a long-term or short-term capital gain or loss depending upon the period the Restricted Stock is held. During the period in which a recipient holds Restricted Stock, if dividends are declared prior to the lapse of the restrictions, the dividends will be treated for tax purposes by the recipient and the Company in the following manner: if the recipient makes a Section 83(b) election to recognize income at the time of the Restricted Stock Award, the dividends will be taxed as dividend income to the recipient when the restrictions lapse. Under such circumstances, the Company will not be entitled to a tax deduction, nor will it be required to withhold for applicable taxes. If no Section 83(b) election is made by the recipient, the dividends will be taxed as compensation to the recipient at the time the restrictions lapse and will be deductible by the Company subject to income tax withholding at that time. As of June 20, 1997, no restricted stock awards had been granted under the LTI Plan.

   Performance Shares. The Compensation Committee is authorized under the LTI Plan to grant performance shares to selected employees. Typically, each performance share will be deemed to be the equivalent of one share of Common Stock. A recipient of a Performance Share Award will not realize taxable income at the time of the grant, and the Company will not be entitled to a deduction by reason of such grant. Instead, a recipient of Performance Shares will recognize ordinary income equal to the fair market value of the shares at the time the performance goals related to the Performance Shares are attained and paid to the recipient. The Company is entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the performance goals are achieved, provided that the Company withholds applicable taxes. As of June 20, 1997, no performance shares had been granted under the LTI Plan.

Dividend Equivalents. The Compensation Committee may also grant dividend equivalents in conjunction with the grant of options or SARs. Dividend equivalents entitle the holder to receive an additional amount of Common Stock upon the exercise of the underlying option or SAR. A recipient of a Dividend Equivalent Award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction by reason of such grant. Instead, when the option upon which the Dividend Equivalent Award is exercised, the recipient must include in ordinary income the fair market value of the common stock issued in payment of the Dividend Equivalent Award at the time the award is paid. The Company will be entitled to a tax deduction in an amount, at the time that the participant recognizes ordinary income due to the payment of the Dividend Equivalent Award. However, to receive that tax deduction, the Company must deduct and withhold taxes from amounts paid to the optionee. The amount included as ordinary income in the optionee's income becomes the optionee's tax basis for determining gains or losses on the subsequent sale of the common stock. As of June 20, 1997, no dividend equivalents had been granted under the LTI Plan.

Other Stock-Based Awards. The Compensation Committee may also grant other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock, as deemed by the Compensation Committee to be consistent with the purposes of the LTI Plan. As of June 20, 1997, no such stock-based awards have been granted.

401(k) Plan

    The Company operates a defined contribution 401(k) profit-sharing plan and trust (the "401(k) Plan") that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). After satisfying the plan eligibility requirements, employees of the Company may enroll in the 401(k) Plan on the first of any month. A participating employee, by electing to defer a portion of his or her compensation, may make pretax contributions to the 401(k) Plan, subject to limitations under the Code, of a percentage (not to exceed 15%) of his or her total compensation. The Company contributes 50% of every dollar the participant contributes up to a total of 2% of the participant's gross compensation. Participant contributions and earnings are 100% vested at all times, while Company-matching contributions vest in 20% increments over a five-year period, beginning one year after the employee satisfies the plan eligibility requirements. Participants may alter their contribution amounts at any time. Employees are responsible for directing the investments of all assets in their individual account. Contributions may be withdrawn, with possible penalties for certain early withdrawals, only after (i) the employee reaches age 59, (ii) the employee's retirement with the Company, (iii) the employee's death or disability, (iv) the termination of the employee's employment with the Company, or (v) the termination of the 401(k) Plan. The Company pays all expenses associated with the 401(k) Plan.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(d) during the most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company is not aware of any Director, Officer, or beneficial owner of more than 10% of any class of equity securities of the Company that failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) during the most recent fiscal year or prior fiscal years.

                         COMPENSATION COMMITTEE REPORT

The following report shall not be deemed incorporated by reference into any filing under the Securities Act of 1993 ("1933 Act") or under the Securities Exchange Act of 1934 ("1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the 1933 Act or the 1934 Act.

The Compensation Committee is composed of all members of the Board of Directors.

UniComp, Inc. operates in a highly competitive business and competes internationally for personnel at the executive and technical staff level. Outstanding candidates are aggressively recruited, often at premium salaries. Highly qualified employees are essential to the success of the Company. The Company is committed to providing competitive compensation that helps attract, retain, and motivate the highly skilled people it requires. The Committee strongly believes that a considerable portion of the compensation for the Chief Executive Officer and other top executives must be tied to the achievement of business objectives and to business unit and overall company performance, both current and long-term.

The salary of the Chief Executive Officer is established solely by the Compensation Committee, while the salary of other executive officers is established by the Chief Executive Officer and the Compensation Committee. In establishing salaries for executive officers, the Compensation Committee and Chief Executive Officer consider relative Company performance, the individual's past performance and future potential, and compensation for persons holding similarly responsible positions at other companies in the software distribution and development industries. All these factors are considered in establishing salaries, however, their relative importance varies depending upon the individual's responsibilities. Prime sources of information in determining executive salaries are surveys published by Culpepper & Associates, a major source for technology salary surveys, and Coopers & Lybrand L.L.P.

                                 Respectfully submitted,

                                 COMPENSATION COMMITTEE:

                                 Stephen A. Hafer
                                 John Patrick Henry
                                 B. Michael Wilson
                                 Nelson J. Millar
                                 Dr. Thomas W. Zimmerer

                               PERFORMANCE GRAPH1

The following graph shows a comparison of cumulative total returns for UniComp, Inc., the NASDAQ Stock Market--U.S. Index ("NASDAQ--US") and the NASDAQ Computer & Data Processing Index ("NASDAQ Comp & DP") during the five year period ending February, 1997. The comparison assumes $100 was invested on the last trading day of February, 1992 in the Company's Common Stock and in each of the indices and assumes the reinvestment of all dividends, if any. The performance shown in the graph is not necessarily indicative of future performance.

                           UNICOMP, INC.       NASDAQ--US          NASDAQ--COMP & DP
                           -------------       ----------          -----------------
February 1992                   100                    100                100
February 1993                    66                    106                 98
February 1994                    68                    126                111
February 1995                    56                    128                134
February 1996                   132                    178                204
February 1997                   106                    212                240










______________________________
   1Note: This Section of the Proxy Statements shall not be deemed to be incorporated by reference into any filing by the Company with the SEC under the 1933 Act or the 1934 Act, notwithstanding any such incorporation by reference of any other portions of this Proxy Statement.

                              CERTAIN TRANSACTIONS

During the fiscal year ended February 28, 1997, Stephen A. Hafer, Chairman, President and Chief Executive Officer of the Company, pursuant to a promissory note to the Company issued by Mr. Hafer and two promissory notes issued to the Company by Arccom Technologies, Inc., a company controlled by Mr. Hafer, owed the Company $347,130 in principal and interest on such promissory notes. The promissory notes bore interest at 10% per annum and were scheduled to mature on March 1, 1997. Unrelated to the Company or the above-mentioned indebtedness, Mr. J. Patrick Henry, President of Unibol, Inc. and a Director of the Company, was obligated to make certain payments to Mr. Hafer. In satisfaction of his unrelated obligations to Mr. Hafer, Mr. Henry transferred 68,626 shares of Common Stock owned by Mr. Henry to the Company in full satisfaction of the above-described indebtedness owed by Mr. Hafer to the Company pursuant to such promissory notes.


                                   PROPOSAL 2

                  APPROVAL OF THE 1996 DIRECTOR INCENTIVE PLAN

General. The 1996 Director Incentive Plan ("Director Plan") was adopted by the Company's Board of Directors in September 1996, subject to Stockholder approval. The Director Plan provides for the grant of non-qualified stock options to all nonemployee Directors of the Company pursuant to an automatic, nondiscretionary grant mechanism. The Company has reserved 150,000 shares of Common Stock for grants under the Director Plan.

Summary. The Board of Directors believes that the Director Plan will promote the Company's success and enhance its value by (i) strengthening the Company's ability to attract and retain the services of experienced and knowledgeable persons as nonemployee Directors of the Company and (ii) linking the personal interests of nonemployee Directors to those of the Company's Stockholders. A committee may be appointed by the Board of Directors to administer the Director Plan. Such committee would have the full power and discretion to interpret and administer the Director Plan, but would not have the authority to determine eligibility or to (i) determine the number, exercise price or vesting period of options granted or (ii) take any action that would result in grants under the Director Plan not being treated as "formula grants" under the 1934 Act.

Eligibility. Only nonemployee Directors are eligible under the Director Plan. Two Directors are currently eligible to participate in the Director Plan.

Terms of Options. The exercise price of options granted to nonemployee Directors must be 100% of the fair market value of the Common Stock on the day before the date of grant. The consideration for exercising options granted to nonemployee Directors may only consist of cash, cash equivalents, or previously acquired shares of Common Stock having a fair market value at the time of exercise equal to the total option price. Options granted have a ten-year term, unless the option is earlier terminated, forfeited or surrendered pursuant to provisions of the Director Plan. Options granted may be exercised under the Director Plan on or after the grant date.

Each person who first becomes a nonemployee Director of the Company on or after the effective date of the Director Plan will automatically be granted an option to purchase up to 10,000 shares of Common Stock as of the date he or she becomes a Director. Additionally, each individual who is a nonemployee Director on March 1, 1997, and each anniversary date thereafter through and including March 1, 2005, will automatically be granted an option to purchase 5,000 shares of Common Stock.

If a Director ceases to serve as a Director because of death or disability, the options previously granted to him or her under the Director Plan will remain exercisable for one year after the director's date of death or disability, or until the options' scheduled expiration date, whichever is earlier. If a Director ceases to be a Director for any reason other than death or disability, the options previously granted to him or her under the Director Plan will remain exercisable for 90 days after the Director's service on the Board terminates, or until their scheduled expiration date, whichever is earlier.

The Board of Directors recommends that the Stockholders vote FOR the ratification of the 1996 Director Incentive Plan.


                                   PROPOSAL 3

           APPROVAL OF THE AMENDMENT TO THE LONG-TERM INCENTIVE PLAN

On June 1, 1997, the Board of Directors unanimously approved and recommends that the Stockholders approve, an amendment to the Company's Long-Term Incentive Plan (the "LTI Plan"), increasing the number of shares of Company Common Stock available for awards under the LTI Plan from 1,200,000 shares to 1,700,000 shares.

In light of historical usage and expected future grants, the Company expects these increases will be adequate to meet its requirements. The Company intends to register the 500,000 share increase on Form S-8 under the Securities Act of 1933 as soon as practicable after receiving shareholder approval.

The Board believes that the use of long-term incentives as authorized under the LTI Plan to be beneficial to the Company as a means of promoting the success and enhancing the value of the Company by linking the personal interests of its key employees to those of its Stockholders and by providing them with an incentive for outstanding performance. These incentives also provide the Company flexibility in its ability to attract and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. The LTI Plan is described in more detail under the heading "Long-Term Incentive Plan", contained in this Proxy Statement.

The Board of Directors recommends that the Stockholders vote FOR the approval of the amendment to the Long-Term Incentive Plan.

                             SHAREHOLDER PROPOSALS

For a Shareholder proposal to be presented at the next annual meeting, it must be received by the Company no later than March 31, 1998, in order to be included in the Proxy Statement and Proxy for the 1998 annual meeting. Any such proposals should be sent to Mary Ann Culpepper, Corporate Secretary, UniComp, Inc., 1850 Parkway Place, Suite 925, Marietta, Georgia, 30067.

                                 OTHER MATTERS

Independent Auditors

Coopers & Lybrand L.L.P. has served as the Company's independent auditor since December, 1993. The Company's Board of Directors has again selected Coopers & Lybrand, L.L.P to serve as the Company's independent auditor for the fiscal year ending February 28, 1998. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interest of the Company and its Stockholders.

Neither Coopers & Lybrand L.L.P., nor any of its members has any financial interest, direct or indirect, in the Company, nor has Coopers & Lybrand L.L.P., nor any of its members been connected with the Company as promoter, underwriter, voting trustee, director, officer, or employee. At present, no representatives from Coopers & Lybrand L.L.P. plan to attend the Meeting.

Other Matters before the Meeting

Management knows of no other matters which are likely to be brought before the Meeting. If any other business requiring a vote of the Stockholders should properly come before the Meeting, the proxies will be voted by the persons named herein in accordance with their judgment on such matters.

                          ANNUAL REPORTS ON FORM 10-K

The Annual Report on Form 10-K for the fiscal year ended February 28, 1997 has been enclosed with this Proxy Statement. Unless specifically indicated in this Proxy Statement, the Annual Report is not incorporated in the Proxy Statement and is not considered as part of the soliciting material.

                                        UniComp, Inc.

                                        Mary Ann Culpepper
                                        Corporate Secretary